UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2020

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.12a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure

As previously reported by Quidel Corporation (the “Company”), among other matters related to the lawsuit filed on November 27, 2017, by Beckman Coulter Inc. (“Beckman”) against the Company in the Superior Court for the County of San Diego, California (the “Superior Court”), alleging that a provision of a contractual arrangement between the Company and Beckman regarding the Triage® BNP Test for the Beckman Coulter Access Family of Immunoassay Systems (the “Beckman Agreement”) violates certain state antitrust laws. Specifically, Beckman challenges a provision that Beckman, for a specified period, cannot research, develop, manufacture or sell an assay for use in the diagnosis of cardiac diseases that measures or detects the presence or absence of BNP or NT-pro-BNP (a related biomarker) (the “Exclusivity Provision”).
1)On December 7, 2018, the Superior Court granted a motion by Beckman for summary adjudication, holding that the Exclusivity Provision is void per se under California law as an invalid restraint on trade in violation of Business and Professions Code section 16600.
2)On February 7, 2019, the Superior Court stayed all the remaining litigation in the lawsuit pending the outcome of our writ petition on the holding on the Exclusivity Provision in the December 7, 2018 order and vacated all deadlines in the case.
3)On August 29, 2019, the California Court of Appeal issued a written decision ruling in the Company’s favor and overturning the Superior Court’s December 7, 2018 order, holding that the Superior Court erred by determining the validity of the Exclusivity Provision under a per se standard.
4)On November 13, 2019, the California Supreme Court granted review of the Court of Appeal ruling, with further action deferred pending disposition of a related issue in Ixchel Pharma, LLC v. Biogen, Inc.
On August 3, 2020, the California Supreme Court issued its opinion in Ixchel Pharma. In that case, the California Supreme Court held, among other matters, that in evaluating whether a restraint in a business-to-business agreement violates Business and Professions Code section 16600, “a rule of reason applies to determine the validity of a contractual provision by which a business is restrained from engaging in a lawful trade or business with another business.” That is, the California Supreme Court rejected the position that every contract in restraint of trade in the business context is per se void, but rather each must be evaluated based on a rule of reason.
The Ixchel Pharma ruling is in accord with the arguments the Company made in its amicus brief in that case and the position it is asserting in the appeal from the Court Appeal in the Beckman matter, which is still pending in the California Supreme Court.
The information in this Item 7.01 of this current report on Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements
This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. These forward-looking statements include statements about our legal positions and outcome in the legal proceeding between the Company and Beckman. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this current report on Form 8-K. As such, no forward-looking statement can be guaranteed. Differences in actual results may arise as a result of a number of factors including, without limitation, a determination by the courts that some or all of the provisions of the Beckman Agreement challenged in the Beckman lawsuit are unenforceable or otherwise not valid. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. The risks described in reports and registration statements that we file with the Securities and Exchange Commission (the “SEC”) from time to time, should be carefully considered. You are cautioned not to place undue reliance on the forward-looking statements in this current report on Form 8-K, which reflect management’s analysis and expectations only as of the date of this current report. Except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.
QDEL Litigation Developments.docx

Date: Auguest 7, 2020

QUIDEL CORPORATION

By:	/s/ Phillip S. Askim
Name:	Phillip S. Askim
Its:	Secretary